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                         UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF COLORADO


IN RE:                                      )
                                            )           Case No. 06-18117-ABC
SPARTA SURGICAL CORPORATION;                )           Chapter 11
EIN:     22-2870438                         )
                                            )
         Debtor.                            )


                             PLAN OF REORGANIZATION
                             DATED NOVEMBER 6, 2006

         Sparta Surgical Corp. , Debtor and Debtor-in-Possession pursuant to Chapter 11, Title 11 of the United States Code, proposes the following Plan of Reorganization.

                                    ARTICLE I

                                  INTRODUCTION

         Sparta Surgical Corp. ("Sparta","Debtor", or "Company") is a Delaware corporation. Sparta is a public company that was incorporated on March 23, 1984. Sparta was previously engaged in the research, development, manufacturing and marketing of surgical and electrotherapy products for the worldwide healthcare industry. In May 2002 Sparta divested substantially all of its assets and ceased ongoing business operations. Subsequently, Sparta retained no business assets and performed administrative duties as a shell corporation. In October 2006 Sparta entered into an agreement with Spectra Group, Inc. ("Spectra") under which Sparta would become an exclusive independent sales representative for certain Spectra products and reestablish itself in the medical products industry along with its affiliate BJCR Electro-Therapy Inc. The Chapter 11 case will provide Sparta with the ability to restructure itself in order to facilitate the further development of Sparta's business. Sparta filed for relief under Chapter 11 of the Bankruptcy Code on November 6, 2006.

         This Plan provides for the reorganization of the Debtor under Chapter 11 of the Bankruptcy Code. A more complete history of the Debtor, its operations, an explanation of this Plan and a description of the Debtor's


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financial  condition and future business activity is contained in the Disclosure
Statement which accompanies this Plan. Reference should be made to the Disclosure Statement by all creditors and parties who intend to cast a ballot for or against this Plan.

                                   ARTICLE II

                                   DEFINITIONS

         2.01 - Administrative Claim shall mean a Claim for payment of an administrative expense of a kind specified in ss503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to ss 507(a)(1) of the Bankruptcy Code, including, but not limited to: (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the estate and operating the business of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case; (b) Professional Fee Claims; (c) all fees and charges assessed against the estate under 28 U.S.C. ss1930; and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under ss546(c)(2)(A) of the Bankruptcy Code.

         2.02 - Allowed Claim shall mean a claim in respect of which a Proof of Claim has been filed with the Court within the applicable time period of limitation fixed by Court Order in this case or scheduled in the list of creditors prepared and filed with the Court pursuant to Bankruptcy Rule 1007(b) and not listed as disputed, contingent or unliquidated as to amount, in this case as to which no timely objection to the allowance thereof has been filed pursuant to Bankruptcy Rules 3001 and 3007 or as to which any such objection has been determined by a Final order.

         2.03 - Allowed Secured Claim shall mean an allowed claim secured by a lien, security interest or other charge against or interest in property in which the Debtor has an interest, or which is subject to setoff under Section 553 of the Code, to the extent the value (determined in accordance with Section 506(a) of the Code) of the interest of the holder of any such allowed claim and the Debtor's interests in such property or to the extent of the amount subject to such setoff as the case may be.

         2.04 - Avoidance Actions means the Debtor's estate's interest in any and all Claims, rights and causes of action which have been or may be commenced by or on behalf of the Debtor to avoid and recover any transfers of property determined to be preferential, fraudulent or otherwise avoidable pursuant to ss


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ss 544,  545, 547,  548,  549, 550 or 553 of the  Bankruptcy  Code, or under any other applicable law, or otherwise subject to equitable subordination under ss 510 of the Bankruptcy Code, regardless of whether or not such actions have been commenced prior to the Effective Date.

         2.05 - BJCR shall mean BJCR Electro-Therapy, Inc., a Delaware corporation which, is an Affiliate of the Debtor and will be the exclusive sales representative for Spectra Group, Inc. d/b/a Spectra Electro-Therapy with respect to its Electrotherapy Devices and which company will provide the Debtor with 30,000 shares of its common stock (the "BJCR Shares") which will be provided to Sparta creditors and interest holders who receive New Common Stock under this Plan.

         2.06 - Claim shall mean any right to payment, or right to any equitable remedy for breach of performance if such breach gives rise to the right to payment, against the Debtor in existence on or as of the Petition Date, whether or not such right to payment or right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, natured, unmatured, disputed, undisputed, legal, secured or unsecured.

         2.07 - Class shall mean any Class into which Allowed Claims are classified pursuant to Article III. 2.08 - Class 1,2,3,4,5 and 6 Claims and Interests shall mean the Allowed Claims and Interests so classified in Article III.

         2.09 - Code shall mean the Bankruptcy Code, 11 U.S.C. ss 101 et seq. and any amendments thereof.

         2.10 - Confirmation Date shall mean the date upon which the Order of Confirmation is entered by the Court.

         2.11 - Court shall mean the United States Bankruptcy Court for the District of Colorado in which the Debtor's Chapter 11 case, pursuant to which this Plan is proposed, is pending and any Court having competent jurisdiction to hear appeal or certiorari proceedings therefrom.

         2.12 - Debtor shall mean the Debtor who is proposing this Chapter 11 Plan.

         2.13 - Disclosure Statement shall mean the Disclosure Statement which is approved or conditionally approved by the Court according to 11 U.S.C. ss 1125 to be utilized to solicit votes for this Plan.

         2.14 - Disputed Claim means any Claim which is not an Allowed Claim, including, without limitation, any Claim designated as disputed, contingent or unliquidated in Debtors' schedules filed in connection with this case, or any Claim against which an objection to the allowance thereof has been interposed, and as to which no Final Order has been entered.



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         2.15 -  Effective  Date of the Plan  shall  mean the date on which  the
Order of Confirmation is entered or if a stay is entered pending appeal of the Order of Confirmation, the date on which the stay is no longer in effect.

         2.16 - Final Order shall mean an order or judgment of the Bankruptcy Court which shall not have been reversed, stayed, modified or amended and as to which (a) at the time to appeal from or to seek review, rehearing or certiorari shall have expired and (b) no appeal or petition for review, rehearing or certiorari is pending or if appealed shall have been affirmed, or the appeal dismissed by the highest court to which such order was appealed, or if review, rehearing or certiorari was sought, such review, rehearing or certiorari has been denied and no further hearing, appeal or petition for review, rehearing or certiorari can be taken or granted or as to which any right to appeal or to seek a review, rehearing or certiorari has been waived.

         2.17 - Interest means any ownership interest in the Debtor, including but not limited to preferred or common stock and any option, warrant or right of any nature, contractual or otherwise, to acquire a stock or other ownership interest in the Debtor.

         2.18 - New Common Stock shall mean newly issued common shares in Sparta issued to creditors, interest holders or otherwise issued pursuant to this Plan following the entry of an Order of Confirmation by the Court.

         2.19 - Order of Confirmation shall mean the Order entered by the Court confirming the Plan in accordance with the provisions of Chapter 11 of the Code.

         2.20 - Petition Date shall mean the date on which the Debtor's order for relief entered.

         2.21 - Plan shall mean this Chapter 11 Plan, as amended in accordance with the terms hereof or modified in accordance with the Code, including all exhibits and schedules attached hereto or referenced.

         2.22 - Priority Claim means any pre-petition Claim entitled to a priority in payment under ss 507(a) of the Bankruptcy Code, but shall not include any Administrative Claim or Tax Claims.

         2.23 - Pro Rata shall mean the ratio of an Allowed Claim or Interest in a particular Class to the aggregate amount of all Allowed Claims or Interests in that Class.

         2.24  -  Professional   Fees  means  the   Administrative   Claims  for
compensation and reimbursement submitted pursuant to Sections 330, 331 and 503(b) of the Bankruptcy Code by a Professional Person.



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         2.25 - Rules shall mean the Federal Rules of  Bankruptcy  Procedure and
Local Bankruptcy Rules for the District of Colorado as adopted by the Court.

         2.26 - Tax Claims means any Claim of a governmental unit for taxes entitled to priority pursuant to 11 U.S.C. ss 507(a)(8).

         2.27 -  Unclassified  Priority  Claims  shall mean  Claims  pursuant to
Section 507(a)(1) which are Administrative Claims Allowed under Section 503(b) of the Code and any fees and charges against the estates under Chapter 123 of Title 28 of the United States Code and shall further mean Allowed unsecured Claims of governmental units to the extent provided for in Section 507(a)(8) of the Code.

         2.28 - Other Definitions. Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan but that is defined in the Bankruptcy Code or Bankruptcy Rules shall have the meaning set forth therein. Further, any terms defined in the Agreement and not defined herein shall have the meanings set forth in the Agreement.

                                   ARTICLE III

                       DESIGNATION OF CLAIMS AND INTERESTS

         The following is a designation of all classes of Claims and Interests other than those Claims of a kind specified in Sections 507(a)(1), 507(a)(2) or 507(a)(8) of the Code.

         Class 1 - All Allowed unsecured Claims specified in Section 507(a)(3), 507(a)(4) or 507(a)(5) of the Code as having priority.

         Class 2 - The Allowed Secured Claim held by LKDTBJP Living Trust.

         Class 3 - The Allowed Claims of unsecured creditors.

         Class 4 - The Allowed Interests held by 1992 Non-Cumulative Convertible Preferred Shareholders.

         Class 5 - The Allowed Interests held by Series A Cumulative Convertible Preferred Shareholders.

         Class  6  -  The  Allowed   Interests  held  by   pre-petition   common
shareholders.



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                                   ARTICLE IV

                   SPECIFICATION AND TREATMENT OF UNCLASSIFIED

                                 PRIORITY CLAIMS

         Pursuant to Section 1123(a)(1) of the Code, the Claims against the Debtor covered in this Article IV are not classified. The holders of such Allowed Claims are not entitled to vote on the Plan.

         4.1 - The holders of Allowed Claims of the type specified in Section 507(a)(1) of the Code, Administrative Claims, shall receive cash equal to the Allowed amount of such Claim or a lesser amount or different treatment as may be acceptable and agreed to by particular holders of such Claims. Such Claims shall be paid in full on the Effective Date of the Plan, or treated as otherwise agreed to by the particular holders of such Claims. Section 507(a)(1) Administrative Claims that are Allowed by the Court after the Effective Date of the Plan shall be paid upon Allowance.

         4.2 - The Allowed Claims of a type specified in Section 507(a)(8) of the Code, Tax Claims of governmental taxing authorities, shall be paid monthly, on an amortized basis extending over a period not greater than five years from the Petition Date. Interest shall accrue on the unpaid balance of such claims at the rate of 6% per annum.

         4.3 - The Debtor will make all payments required to be paid to the U.S. Trustee pursuant to 28 U.S.C. ss 1930(a)(6) until the case is closed, converted, or dismissed. All payments due to the U.S. Trustee pursuant to 28 U.S.C. ss 1930(a)(6) shall be paid on the Effective Date of the Plan, and the U.S. Trustee shall thereafter be paid fees due on a quarterly basis until the case is closed, converted, or dismissed.

                                    ARTICLE V

                  SPECIFICATION AND TREATMENT OF CLASS 1 CLAIMS

         5.1 - The Allowed Class 1 Priority Claims shall be paid in full on the Effective Date. The Class 1 Claims for certain pre-petition wages and employee Claims ar e more particularly described in Sections 507(a)(3), 507(a)(4), and 507(a)(5) of the Code. No Class 1 claims are believed to exist.

                                   ARTICLE VI

             SPECIFICATION AND TREATMENT OF SECURED CREDITOR CLAIMS

         6.1 - LKDTBJP Living Trust. Class 2 consists of the allowed secured claim of LKDT BJP Living Trust. Class 2 is impaired by this Plan. Class 2 shall be treated as set forth below:



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         a.  The  Class  2  claim  shall  be  allowed  at  zero  pursuant  to 11
U.S.C.ss.506. The assets which serve as collateral for the Class 2 claim have a negligible net worth. Therefore the claim will not be allowed as a secured claim and the claims held by the LKDTBJP Living Trust shall all be allowed and treated as Class 3 unsecured claims.

                                   ARTICLE VII

            SPECIFICATION AND TREATMENT OF UNSECURED CREDITOR CLAIMS

         7.1 - Class 3 consists of the Allowed Claims of unsecured creditors of Sparta. Class 3 shall be treated as set forth in this paragraph. Class 3 claimants shall receive a pro-rata distribution of 158,000 shares of New Common Stock in Sparta and a pro-rata distribution of 15,000 BJCR Shares on account of their Allowed Claims within 30 days of the Effective Date of the Plan.

                                  ARTICLE VIII

                    SPECIFICATION AND TREATMENT OF INTERESTS

         8.1 - Classes 4, 5, and 6 include the Interests in Sparta held by the pre-confirmation preferred and common shareholders. Classes 4, 5, and 6 are impaired under the Plan and will receive the distributions set forth below in exchange of their interests:

         a. Class 4 interest holders will receive a pro-rata distribution of 10,000 shares of New Common Stock and a pro-rata distribution of 5,000 BJCR Shares;

         b. Class 5 interest holders will receive a pro-rata distribution of 20,000 shares of New Common Stock and a pro-rata distribution of 5,000 BJCR Shares; and

         c. Class 6 interest holders will receive a pro-rata distribution of 20,000 shares of New Common Stock and a pro-rata distribution of 5,000 BJCR Shares.

                                   ARTICLE IX

                         MEANS FOR THE PLAN'S EXECUTION

         9.0 - Operation of Business. The Debtor will continue to develop its business activities following confirmation of the Plan. The Debtor will continue to operate as a reorganized Debtor following confirmation of the Plan.

         9.1 - Additional Authorized Shares. On the Effective Date of the Plan, the Debtor's authorized common shares, par value $.002 shall be increased from 25,000,000 to 50,000,000.


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         9.2 - Effectuating  the Plan. On the Effective Date of the Plan,  Allan
J. Korn shall be appointed as the agent of Sparta pursuant to 11 U.S.C.ss 1142(b) for the purpose of carrying out the terms of the Plan, and taking all actions deemed necessary or convenient to consummating the terms of the Plan, including but not limited to execution of documents. Mr. Korn may resign such position at any time.

         9.3 - Agreement with Spectra Group, Inc. ("Spectra"). On the Effective Date of the Plan, Sparta will assume its Exclusive Sales Representative Agreement with Spectra. This Agreement provides Sparta with an exclusive sales representative agreement with Spectra for certain products known as surgical devices throughout the United States. In addition, Spectra has provided to a Sparta affiliate, BJCR, an exclusive sales representative agreement for its separate line of Electrotherapy Devices and accessories. In addition to the New Common Stock that will be issued to the Sparta creditors and shareholders with Allowed Claims and Interests under this Plan, all such recipients shall also receive on a pro rata basis specifically allocated shares of BJCR common stock in the total amount of 30,000.

         9.4 - Disputed Claim Procedure. Distributions of cash, New Common Stock or BJCR shares to any class of creditor will only be made on account of Allowed Claims. In the event that distributions are made at a time that a claim objection is pending before the Court or a judgment has entered to establish a Claim and the judgment is not subject to a Final Order, the portion of the distribution that would be paid or issued to the disputed claimant will be held by the Debtor until the Claim is Allowed or disallowed. If Allowed, the Claim will be paid its appropriate share of the withheld payment with interest or issued the appropriate amount of New Common Stock and BJCR stock. If disallowed, the withheld distribution will not be paid or issued.

         9.5 - Claims and Litigation Bar Date. All Claim objections and Avoidance Actions in the case must be filed no later than 45 days following the Effective Date of the Plan.

         9.6 - Administrative Expense Bar Date. All applications for allowance and payment of Administrative Claims, including Professional Fees, must be filed within 30 days following the Effective Date of the Plan.

         9.7 - Monthly Installments. Whenever the Plan provides for payment in monthly installments or a payment due in a certain month, the payment shall be due on the last day of the calendar month in which the payment is due, unless


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otherwise  specified  in the Plan.  The Debtor  shall then have a five day grace period within which the monthly payment must be received by the payee before the Debtor shall be in default.

         9.8 - Final Decree. The Debtor will request entry of a final decree closing the case on or before the later of the date all Claim objections and any pending litigation is concluded or 180 days after the Effective Date of the Plan.

         9.9 - Quarterly Fees. Prior to the entry of the final decree, the Debtor shall continue to remit quarterly fees and post-confirmation reports to the United States Trustee, as required by statute.

                                    ARTICLE X

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         10.1 - On the Effective Date of the Plan, the Debtor hereby assume those executory contracts and unexpired leases listed in Exhibit A attached hereto and incorporated herein by reference, which have not been assumed by prior Order of the Court prior to the Confirmation Date. On the date of the entry of an Order confirming the Plan, the Debtor shall be the holder of all right, title and interest to the assumed leases and contracts and such assumed leases and contracts shall be in full effect and binding upon the Debtor and the respective lessees. Confirmation of the Plan shall constitute a determination that the payments to be made to said creditors pursuant to the Plan satisfy all conditions precedent to assumption set forth in 11 U.S.C. ss 365(b).

         10.2 - On the Effective Date of the Plan, the Debtor will reject all executory contracts and unexpired leases to which it is a party which are listed in Exhibit B, attached hereto and incorporated herein by reference which have not been rejected by prior Order of the Bankruptcy Court prior to the date of confirmation. Executory contracts and unexpired leases will be rejected pursuant to the provisions of 11 U.S.C.ss 365. Any executory contract not assumed in accordance with the Plan shall be rejected.

         10.3 - An Order confirming this Plan constitutes approval by the Court of the assumption or rejection of the executory contracts and unexpired leases described herein in accordance with the provisions of 11 U.S.C. ss 365 and the Rules.

         10.4 - Claims Arising from Rejection. All proofs of claim with respect to claims arising from the rejection of any executory contract or unexpired lease shall be filed with the Bankruptcy Court within twenty (20) days after the earlier of (i) the date of the Bankruptcy Court order approving the Debtor's rejection of such executory contract or unexpired lease or (ii) the Confirmation


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Date.  Any claims not filed within such time shall be forever barred against the
Debtor, its estate and property and any such Claims shall be disallowed in full. Claims arising from such rejection, to the extent Allowed, shall be treated as Class D unsecured Claims.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          11.1 Revestment. The entry of an Order confirming this Plan shall revest in the Debtor all property of the estate free and clear of all liens except those specifically set forth in the Plan.

         11.2 Retention of Jurisdiction. Notwithstanding confirmation of the Plan, the Court shall retain jurisdiction for the following purposes:

         1. Determination of the allowability of claims upon objection to such claims by the Debtor-in-Possession or by any other party in interest;

         2. Determination of the request for payment of claims entitled to priority under 11 U.S.C. Section 507(a)(1), including compensation of the parties entitled thereto;

         3.   Resolution of any disputes regarding interpretation of the Plan;

         4. Implementation of the provisions of the Plan and entry of orders in aid of consummation of the Plan, including without limitation, appropriate orders to protect the revested Debtor from action by creditors;

         5.   Modification of the Plan pursuant to 11 U.S.C.ss 1127;

         6.   Adjudication  of any causes of action,  including  avoiding powers
              actions,   brought   by   the    Debtor-in-Possession,    by   the
              representative of the estate or the Debtor post-confirmation;

         7. Adjudication of any cause of action brought by the Debtor-in-Possession, by the representative of the estate, or by a Trustee appointed pursuant to the Code, or the revested Debtor exercising rights and powers as provided in 11 U.S.C. ss 542-549. This section shall not be construed to limit any other power or right which the Debtor may possess under any section of the Code; and

         8.   Entry of a final decree.

         11.3 Satisfaction of Claims. The confirmation of this Plan shall constitute a discharge of Sparta from all dischargeable debts in accordance with 11 U.S.C. ss 1141(d). Confirmation of the Plan shall constitute a modification of any note or obligation for which specification and treatment is provided


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under the Plan as set forth in the Plan. Any  obligation or note,  previously in default, so modified, shall be cured as modified as of the Confirmation Date. This provision shall be operable regardless of whether the Plan provides for any obligation to be evidenced by a rewritten loan or security document following confirmation of the Plan.

         11.4 Headings. The headings used in the Plan are for convenience of reference only and shall not limit or in any manner affect the meaning or interpretation of the Plan


         11.5 Notices. All notices, requests, demands, or other communications required or permitted in this Plan must be given in writing to the party(ies) to be notified. All communications will be deemed delivered when received at the following addresses:

                  a. To Sparta: Allan J. Korn, President 5445 DTC Parkway, Suite 520 Greenwood Village, CO 80111

                           With a copy to:
                           Lee M. Kutner, Esq.
                           Kutner Miller, P.C.
                           303 East 17th Avenue, Suite 500
                           Denver, CO 80203
                           Fax: 303-832-1510
                           Email:lmk@kutnerlaw.com

                  b. To an allowed claimant, at the addresses set forth in the allowed Proof of Claim, if filed, other, at the address set forth for the claimant in the Debtors' Schedules filed with the Court.

         11.6 Successors and Assigns. The Plan will be binding upon the Debtor, any creditor and interest holder affected by the Plan and their heirs, successors, assigns and legal representatives.

         11.7 Unclaimed Payments. If a person or entity entitled to receive a payment or distribution pursuant to this Plan fails to negotiate a check, accept a distribution or leave a forwarding address in the event notice cannot be provided as set forth in paragraph 11.3, within one (1) year of the Effective Date of the Plan, the person or entity is deemed to have released and abandoned any right to payment or distribution under the Plan.



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                                   ARTICLE XII

                              CONFIRMATION REQUEST

         12.1 - The Debtor, as proponent of the Plan, requests confirmation of the Plan pursuant to 11 U.S.C. ss 1129. The Debtor will solicit acceptance of the Plan after its Disclosure Statement has been approved by the Court and is transmitted to the creditors, interest holders and parties in interest. In the event the Debtor does not obtain the necessary acceptances of its Plan, it may make application to the Court for confirmation of the Plan pursuant to 11 U.S.C. ss 1129(b). The Court may confirm the Plan if it does not discriminate unfairly and is fair and equitable with respect to each class of Claims or Interests that is impaired and has not voted to accept the Plan.

DATED: November 6, 2006                     SPARTA SURGICAL CORPORATION



                                            By:
                                              ------------------------------
                                               Allan J. Korn, President
Lee M. Kutner, Esq.
KUTNER MILLER, P.C.
303 East 17th Avenue, Suite 500
Denver, CO 80203
Telephone:  303- 832-2400
Fax: 303-832-1510
Email: lmk@kutnerlaw.com
ATTORNEYS FOR
SPARTA SURGICAL CORPORATION



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         Appellant Sparta Surgical  Corporation  ("Sparta" or "Debtor"),  by and
through its attorneys, Kutner Miller Brinen, P.C., for its Brief in Support of Appeal, respectfully states:

I.  STATEMENT OF APPELLATE JURISDICTION

         The United States District Court has appellate jurisdiction pursuant to 28 U.S.C. ss. 158(a).

II. STATEMENT OF ISSUES ON APPEAL AND STANDARD OF APPELLATE REVIEW

A.       STATEMENT OF ISSUES

         1. Whether the Bankruptcy Court's findings of fact were clearly erroneous.

         2. Whether the Bankruptcy Court's findings of fact are based on an abuse of discretion.

         3. Whether the Bankruptcy Court erred as a matter of law in holding that the Debtor's Disclosure Statement was not adequate.

         4. Whether the Bankruptcy Court erred as a matter of law in not confirming the Debtor's Chapter 11 Plan of Reorganization.

         5. Whether the Bankruptcy Court erred in holding that the Debtor's Disclosure Statement was inadequate in a small business case where the Court had previously conditionally approved the Disclosure Statement and after notice and hearing no party in interest contested the adequacy of the Disclosure Statement and creditors had accepted the Debtor's Plan.

B.       STANDARD OF REVIEW

         The Bankruptcy Court's findings of fact are reviewed under a clearly erroneous standard. Federal Rule of Bankruptcy Procedure 8013. The Bankruptcy Court's findings are clearly erroneous when, even though there exists supporting evidence, the reviewing Court looking at the entire evidence is left with definite and firm conviction that a mistake has been made. TMA Associates, 160 B.R. 172 (D. Colo. 1993). The Court's legal conclusions are subject to de novo review. In re RFI Transport, Inc., 122 B.R. 124 (D. Colo. 1990).

III.      STATEMENT OF THE CASE AND RELEVANT FACTS

The Debtor

         The Debtor was  originally  incorporated  in the State of  Delaware  on
March 23, 1984. The Debtor was engaged in the research, development, manufacturing and marketing of surgical and electrotherapy products for the worldwide healthcare industry. In May 2002, the Debtor divested substantially all of its assets and ceased operations. Since that time, the Debtor has performed administrative duties as a "shell" corporation and has continued reporting as a public company.

         In September, 2006, pre-petition, the Debtor negotiated a contract with Spectra Group, Inc. d/b/a Spectra Instruments ("Spectra") under which it became an exclusive independent sales representative for Spectra. The Spectra products generally consist of medical surgical instruments and critical care disposable products. The Debtor intends to reorganize around this new relationship with Spectra, which forms the basis for its future business activities and income.

Debt and Equity

         In order to operate profitably under its new business relationship with Spectra and to obtain financing for its new business operations, the Debtor had to restructure its existing debt obligations. The Debtor's secured debt consists of various convertible secured promissory notes ("Convertible Notes") in the aggregate amount of $380,286.00 issued to the LKDTBJF Living Trust ("Trust"). The Convertible Notes and all accrued interest were due in December, 2006.

         In  addition,  in  September  2005,  the Debtor  entered into a secured
Revolving Credit Facility Agreement ("Agreement") with Gary A. Agron and the Trust (collectively "Lender"). In consideration for the loans pursuant to the Agreement, the Debtor agreed that the Lender would be provided a junior security interest in the Debtor's assets. Subject to certain conditions, the Agreement allows the Debtor to borrow up to $100,000 with interest charged at 6% per annum, and all principal and interest are due on February 7, 2007. This date has since been extended to April 1, 2007.

         The total amount due on the secured claims was approximately $573,711 as of the Petition Date. Of this amount, $16,786 is due Mr. Agron and the balance is due to the Trust. This entire amount was to be converted to equity under the Debtor's proposed plan

         The unsecured debt owing to creditors was scheduled at approximately $710,000.

         The Debtor is a public company. On the petition date it had two classes of preferred shareholders with different rights and preferences. The Debtor also had a class of common shareholders.

Small Business Case

         On November 6, 2006 (the "Petition Date"), the Debtor filed its Voluntary Petition for Relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code"). The Debtor is a "small business debtor" as the term is defined in Bankruptcy Code ss. 101(51D). The Debtor's bankruptcy case is therefore a small business case. 11 U.S.C. ss. 101(51C). In a small business case, the Debtor must file the plan and a disclosure statement, if any, within

300 days of the order for relief.(1) 11 ss U.S.C. ss. 1121(e)(2). If a disclosure statement is filed, Bankruptcy Code ss. 1124(f)(3) provides that the Court may conditionally approve the disclosure statement for solicitation purposes, "if the debtor provides adequate information to each holder of a claim or interest that is solicited." Once the plan is filed, the Court must consider confirmation of the plan within 45 days.(2) 11 U.S.C. ss. 1129(e).

         On the Petition Date, the Debtor filed its proposed Plan of Reorganization (the "Plan") and accompanying Disclosure Statement (as subsequently amended, the "Disclosure Statement"). Given the short time frame of 45 days within which the Court can confirm the Plan, the Debtor also filed its Motion for Expedited Hearing (the "Expedite Motion"), requesting that the Bankruptcy Court set a hearing to consider conditional approval of the Disclosure Statement pursuant to Bankruptcy Code ss. 1124(f)(3) and set a hearing for confirmation of the Plan and final approval of the Disclosure Statement.

         On November 8, 2006, the Bankruptcy Court entered its Order granting the relief requested in the Expedite Motion, setting November 13, 2006 as the date to conduct a status conference on the case. At the hearing, the Bankruptcy Court considered the adequacy of the Disclosure Statement on a conditional basis under Bankruptcy Code ss. 1124(f)(3), commented on the Disclosure Statement and required the Debtor to make certain changes to the Disclosure Statement before granting conditional approval of the Disclosure Statement. On November 14, 2006,



------------------------------------

1 In a small business case, a disclosure statement need not be filed and used for plan solicitation purposes if the Court determines that the plan provides adequate information and a disclosure statement is not necessary.

2 The 45 day period may be extended pursuant to Bankruptcy Code ss. 1121(e)(3), which provides that an extension may be granted, upon notice to creditors, only "if the debtor establishes by a preponderance of the evidence that it is more likely than not that the court will confirm a plan within a reasonable period of time."

the Debtor filed its amendments to the Disclosure Statement to address the comments of the Court. On November 15, 2006, the Bankruptcy Court entered an Order conditionally approving the Disclosure Statement and setting December 19, 2006 as the date to consider confirmation of the Plan. The Court further ordered that ballots accepting or rejecting the Plan had to be submitted by December 15, 2006. Objections to confirmation of the Plan were due the same date.

         On November 15, 2006, the Debtor commenced the solicitation process by serving the Plan, Disclosure Statement, and Ballots upon parties-in-interest. This included serving a copy of the Plan and extensive Disclosure Statement on approximately 430 creditors and shareholders. A copy of the Plan and Disclosure Statement was also served on the U.S. Securities and Exchange Commission ("SEC") and the State of Colorado.

The Plan

         The Plan divides creditors into 6 classes: (1) Class 1 is comprised of creditors holding allowed unsecured claims specified in Bankruptcy Code ss.ss. 507(a)(3), 507(a)(4) or 507(a)(5) as having priority; (2) Class 2 is comprised of the allowed secured claim of the Trust; (3) Class 3 is comprised of the allowed claims of general unsecured creditors; (4) Class 4 is comprised of the allowed interests held by 1992 non-cumulative convertible preferred shareholders of Sparta; (5) Class 5 is comprised of the allowed interests held by series A cumulative convertible preferred shareholders of Sparta; and (6) Class 6 is comprised of the allowed interests held by pre-petition common shareholders.

         The Plan calls for unclassified administrative expense claimants to received payment on the effective date of the Plan(3) or as otherwise agreed to by the parties. The only anticipated administrative expense claimant is Debtor's bankruptcy counsel, Kutner Miller Brinen P.C.

         The  Plan  as  filed  proposed  to  pay  taxing   authorities   holding
unclassified priority claims monthly payments amortized over 5 years with interest accruing at 6% per annum. The two taxing authority claimants are: (a) the Internal Revenue Service (the "IRS"), with a claim of approximately
$85,580.00 and (b) the State of California, with a claim of approximately $6,452.00.

         No Class 1 claims exist, though, if any were to exist, such claims would be paid upon the effective date of the Plan.

         As of the Petition Date, the Debtor had no material assets other than its new contractual relationship with Spectra. Accordingly, the Plan calls for the Class 2 secured claim to be allowed at zero pursuant to Bankruptcy Code ss. 506 and to be allowed and treated as a Class 3 general unsecured claim.

         Class 3 is receiving under the Plan a pro-rata distribution of 158,000 shares of new common stock in Sparta and a pro-rata distribution of 15,000 shares of BJCR Electro-Therapy, Inc. ("BJCR")(4) common stock within 30 days of the effective date of the Plan.

         Classes 4, 5, and 6 consist of the pre-confirmation equity holders of the Debtor who, under the Plan, will receive the distributions as follows in exchange for their interests: (a) Class 4 shareholders will receive a pro-rata distribution of 10,000 shares of new common stock in Sparta and a pro-rata distribution of 5,000 shares of BJCR common stock; (b) Class 5 shareholders will




----------------------------------------
3 The effective date is the date upon which an order confirming the Plan becomes final.

4 BJCR Electro-Therapy,  Inc. was established as an affiliate of Sparta and will
be  the  exclusive  sales   representative  for  Spectra  with  respect  to  its
electrotherapy devices.

receive a pro-rata distribution of 20,000 shares of new common stock in Sparta and a pro-rata distribution of 5,000 shares of BJCR common stock; and (c) Class 6 shareholders will receive a pro-rata distribution of 20,000 shares of new common stock in Sparta and a pro-rata distribution of 5,000 shares of BJCR common stock.

         The Plan solicitation process was concluded on December 15, 2006. On December 18, 2006, the Debtor filed its Summary of Voting Results showing that all classes and an overwhelming majority of the creditors, over 96%, voted to accept the Plan. No class member of Class 1 voted and Class 1 is deemed to have accepted the Plan. In re Ruti-Sweetwater, 836 F.2d 1263 (10th Cir. 1988). Class 2, the Trust, voted to accept the Plan. Class 3 unsecured creditors voted to accept the Plan. Classes 4 and 5 preferred shareholders voted to accept the Plan. Class 6 common shareholders voted and 96% of those voting cast ballots in favor of the Plan. Only one small shareholder in Class 6, voted to reject the Plan.

         The IRS was the only creditor to file an objection to confirmation of the Plan asserting that the Plan did not properly classify a portion of its claim as secured. The Debtor and the IRS entered into a stipulation filed with the Bankruptcy Court which provides that the IRS' claim shall be allowed and treated as follows: (a) the IRS shall hold a priority tax claim in the amount of $30,172.34 (the "Priority Claim"); and (b) a general unsecured claim in the amount of $47,287.33 (the "General Unsecured Claim"). The stipulation further provides that language of the Plan is modified only with respect to the IRS to provide that the Priority Claim shall be paid monthly, on an amortized basis extending over a period not greater than five years from the Petition Date with interest accruing on the unpaid balance at the rate of 8% compounded daily. During discussions, the IRS informed the Debtor that it is not authorized to receive stock in satisfaction of its General Unsecured Claim. To address the IRS' issue, the Debtor's officers and/or directors agreed that one of the Debtor's officers and/or directors, within 30 days of confirmation of the Plan, will pay to the IRS $5,400 in full satisfaction of the General Unsecured Claim. The payment would not involve the Debtor. Upon execution of the stipulation, the IRS withdrew its objection to confirmation of the Plan.

         The Debtor also received an informal objection to confirmation of the Plan from the State of California, stating that the interest on its claim proposed under the Plan was insufficient under applicable California law. The Debtor and the state of California entered into a stipulation filed with the Court providing that interest will accrue on the unpaid balance of the State of California's claim at the rate of 7% per annum.

         On December 19, 2006, the Bankruptcy Court commenced and concluded the hearing to consider confirmation of the Plan and final approval of the Disclosure Statement. The Debtor proceeded on an uncontested basis. The Debtor put on evidence establishing that the Plan satisfied all the requirements of Bankruptcy Code ss. 1129(a) and therefore is confirmable. A copy of the transcript from the confirmation hearing is attached hereto as Exhibit A (the "Transcript"). In a manner consistent with the Court's normal practice for an uncontested plan confirmation hearing, the Debtor proffered evidence in support of confirmation of the Plan and the elements of ss. 1129(a), including (a) the Debtor complied with all aspects of its obligations under Chapter 11;(5) (b) the Debtor timely filed its Plan and Disclosure Statement; (c) the Disclosure Statement was conditionally approved and votes were solicited; (d) all classes under the Plan voted to accept the Plan; (e) the Plan was proposed in good faith in an effort to reorganize and provide a recovery for creditors and shareholders; (f) the Plan provides that all costs and expenses of administration of the estate are subject to Court approval as to reasonableness; and (g) there is no governmental regulatory commission with jurisdiction over setting rates for the Debtor. Transcript at pages 10 - 11. The Debtor furt



-----------------------------------
5 Including, the Debtor satisfied all of its reporting obligations and attended the Bankruptcy Code ss. 341 meeting of creditors and the initial debtor interview.

her
proffered testimony establishing that unsecured creditors were receiving more under the Plan than the creditors would receive if the case were converted to a case under Chapter 7. The proffered testimony established that the Debtor has a minimal amount of assets that can be liquidated, whose value does not exceed $30,000. Because the IRS holds a priority claim greater than $30,000, under the Bankruptcy Code's absolute priority rule, there would be no distribution to unsecured creditors in a Chapter 7 case. Under the Plan, unsecured creditors are receiving stock in the reorganized Debtor that will be marketable and will provide a recovery for unsecured creditors. Transcript at pages 11 - 12. Therefore, the best interest of the creditors test is met. ss. 1129(a)(7).

         To establish feasibility of the Plan, the Debtor called as a witness Thomas Reiner, Chairman of the Board for Sparta. Mr. Reiner's testimony is provided on pages 13 - 31 of the Transcript. The most significant portions of the testimony are summarized below. Mr. Reiner testified that Sparta has current and ongoing business operations. He explained that in October, 2006, Sparta and Spectra entered into a strategic partnership whereby the Debtor will be an exclusive independent sales representative for the Spectra products. The business relationship provides Sparta with marketable inventory and Spectra with the name recognition associated with Sparta. Sparta has been in the medical device industry since the 1970s, has excellent name recognition and an excellent reputation with doctors and hospitals. In fact, many doctors are and were trained using Sparta products. Transcript at pages 14, 19, 27.

         Sparta, in connection with Spectra, is marketing and selling electrotherapy equipment and specialty surgical equipment and products. Transcript at pages 18-19. The first month after Sparta entered into the partnership with Spectra, Sparta obtained a $15,000 contract with the Naval Medical Center in Virginia. There were also a number of smaller contracts. Sparta receives a 20% commission for generating each sale. Transcript at page
27. Other significant contracts Sparta has obtained since entering into the partnership include a $23,000 contract with LSU Medical Center. In addition, Sparta has entered into negotiation, solicitation and agreement with the Defense Personnel Center in Philadelphia to bid on a contract with a minimum price of $1.2 million and a three year renewal option of $3.6 million. Transcript at pages 14-15. Sparta is also receiving weekly sales contracts beginning at $2,000 and as high as $1 million. Transcript at page 24. Sparta's sales have remained constant through the months of October through December. Transcript at pages 26-27.

         To provide funding for the Debtor's ongoing business operations, including marketing, the Debtor has obtained a $100,000 line of credit. Lending under the line of credit is conditioned upon confirmation of the Plan. The line of credit will be used to develop sales and promotional materials, to develop the internal structure of the company, and to redevelop partnerships with key medical equipment and supply distributors to enhance Sparta's sales and profits. Transcript at pages 22-23. The Debtor is being managed and operated by Mr. Reiner and Allan Korn, both of whom have significant experience in the medical device sales field. Transcript at pages 20-22. The feasibility test was therefore met. ss. 1129(a)(11).

         Clearly, the Debtor's creditors and shareholders had absolutely no chance of any recovery on account of their claims and stock interests on the date the Chapter 11 case was filed. The Plan and its confirmation would have allowed priority tax claims to be paid, unsecured creditors to recover through the new shares of stock they would be receiving, and common shareholders to similarly recover through their restructured equity interests. Notably, all shareholder and creditor classes accepted the Plan and neither the SEC, the I.R.S., the States of California and Colorado, nor the United States Trustee objected to Plan confirmation.

         Notwithstanding the uncontraverted evidence submitted in support of the Plan, the Bankruptcy Court's prior conditional approval of the Disclosure Statement, and the uncontested nature of the confirmation hearing, the Bankruptcy Court denied final approval of the Disclosure Statement and refused to confirm the Plan. Transcript at page 37.

                                  IV. ARGUMENT

                   THE BANKRUPTCY COURT ERRED IN DENYING FINAL
                      APPROVAL OF THE DISCLOSURE STATEMENT

         The structure of the disclosure statement approval and plan confirmation process in a small business case is designed to "streamline the small business chapter 11 procedures." 7 Allan N. Resnick, Collier on Bankruptcy
P. 1125.04  (15th Ed.  2006)  (citing  Footnote 5. Pub L. No.  109-8 ss.  431(2)
(2005). One purpose of this streamlined procedure is to provide a more expeditious, less complex and less costly confirmation process for the small business debtor. In re Aspen Limousine Service, 187 B.R. 989, 994 (Bankr. D. Colo. 1995). 6 See also In re: Coleman Enterprises, Inc., 266 B.R. 423, 431 (Bankr. Minn. 2001) (the "small business fast track" confirmation process is



----------------------------
6 Prior to the amendments made to the Bankruptcy Code in October, 2005, the small business case was an election a business debtor could make if certain criteria were met. After October, 2005, the small business case became mandatory if the criteria were met. There were certain additional changes made to the small business case in the October, 2005 amendments that are not material to the issues before this Court, nor did the amendments change the concept of putting the small business confirmation process on the fast track.

designed to reduce cost and delay) (citing In the Defense of Debtor Exclusivity:
Assessing Four of the 1994 Amendments to the Bankruptcy Code, 69 AM. BANKR. L.J. 287, 298 (1995)). The intended beneficiary of this streamlined process is principally, but not exclusively, the small business debtor. In re Aspen Limousine Service, 187 B.R. at 994. See also In re: Coleman Enterprises, Inc., 266 B.R. at 438 (in the small business case, the debtor is "primacy in the Court's considerations.").

         On the same date that the Debtor filed its Voluntary Petition, the Debtor filed its Plan and Disclosure Statement. The Debtor also filed the Expedite Motion. Pursuant to the relief requested in the Expedite Motion, the Bankruptcy Court conducted a hearing whereat it considered whether to grant conditional approval of the Disclosure Statement. The United States Trustee attended the hearing. No party in interest raised objection to conditional approval of the Disclosure Statement. The Bankruptcy Court raised issue with specific aspects of the Disclosure Statement and directed the Debtor to amend the Disclosure Statement before conditional approval could be granted. The
Debtor promptly filed an amended Disclosure Statement that was subsequently approved, conditionally, by the Bankruptcy Court. While the Court raised an issue with the Disclosure Statement that it wanted changed before approval, none of the issues mentioned by the Court at the confirmation hearing as a basis for its finding of inadequate disclosure were mentioned at all at the Disclosure Statement hearing. The Plan and Disclosure Statement were mailed to parties in interest for solicitation purposes. On December 19, 1006, the Bankruptcy Court conducted the hearing to consider final approval of the Disclosure Statement and confirmation of the Plan. No party objected to confirmation of the Plan or the adequacy of the Disclosure Statement. All Classes under the Plan and the overwhelming majority of creditors and shareholders voted to accept the Plan. Notwithstanding the creditor support for the Plan and the Bankruptcy Court's prior approval of the Disclosure Statement, the Bankruptcy Court denied final approval of the Disclosure Statement and therefore denied confirmation of the Plan.

         The actions of the Bankruptcy Court are in direct contravention of the established bankruptcy principles and the intention of Congress that the small business confirmation proceed is to be streamlined, expeditious, less costly, less complex, and primarily for the benefit of the Debtor. It was an abuse of the Bankruptcy Court's discretion to, after having held a hearing and conditionally approved the Disclosure Statement and after notice and hearing no party in interest contested the adequacy of the Disclosure Statement and creditors had accepted the Debtor's Plan, to deny final approval of the Disclosure Statement. A small business debtor can do no more to comply with its obligations under the Bankruptcy Code than, as the Debtor did, seek conditional approval of its disclosure statement and address all the Bankruptcy Court's issues to obtain that conditional approval prior to commencing the solicitation process. The Debtor must then recognize that a party in interest may object as to the adequacy of the disclosure statement at the final hearing. See In re:
Coleman Enterprises, Inc., 266 B.R. at 438 n.8 (the expedited nature of the small business confirmation process breaks down if a meritorious objection is presented at the final hearing). The streamlined process is not served when a Bankruptcy Court conditionally approves the disclosure statement as adequate and then, sua sponte, based on no new or additional information revokes that approval at a final hearing. This is particularly true when, as here, no sustainable objection by a party in interest including the SEC, has been filed.

         Contrary to the finding by the Bankruptcy Court that the conditionally approved Disclosure Statement was inadequate, it did provide adequate information as contemplated by Bankruptcy Code ss. 1125(a)(1). It should be noted that Section 1125(a)(1) provides that the Court, in determining whether a disclosure statement is adequate, "shall consider the complexity of the case, the benefit of additional information to creditors and other parties in interest, and the cost of providing additional information." None of these issues were addressed by the Bankruptcy Court. The creditors and shareholders already had substantial information on all of the points mentioned by the Bankruptcy Court. It is inconceivable that they would vote any way other than to accept the Plan even if they had volumes of added information. They had the most relevant information, namely, without the Plan their claims and interests would continue to be worth zero.

         The Bankruptcy Court found without any articulated basis that the Disclosure Statement provides inadequate information about (1) the entities that are behind the restructuring effort; (2) the individuals who will be controlling the Debtor; (3) tax consequences for investors; (4) the Debtor's future products and operations; (5) the settlement with the IRS; (6) the $100,000 line of credit; and (7) the fact that the insiders will receive the majority of the shares of the reorganized Debtor. Transcript at pages 38-39. All of these points are addressed in the Disclosure Statement or are simply incorrect statements.

         Given this is a small business case with a Debtor of limited resources, the Debtor did adequately address each of the seven issues which the Bankruptcy Court listed as providing a basis for concluding the Disclosure Statement was inadequate. The Disclosure Statement discusses in detail in the "Background, Events Leading to Chapter 11 Filing, and Future Prospects" section at pages 4-12, the Debtor's pre-Petition Date business operations, its debt and equity structure, the factors that caused the Debtor to seek relief under Chapter 11 of the Bankruptcy Code, and its future business arising from its partnership with Spectra. The Debtor provided in the "Description of Liabilities" section at pages 8-9 a detailed description of all claims, secured, priority and general unsecured, existing against the Debtor, and the holders of the claims. The "Description of the Plan" section, immediately following the "Description of Liabilities" section, at pages 9-11, reiterates information about the claims and details the distributions claimants are receiving under the Plan. The "Feasibility of the Plan" section at pages 13-14 provides detail about the

$100,000 line of credit, including its ability to be converted to equity, and attached as an exhibit the Debtor's 2005 and 2006 financial statement with a reference to the S.E.C.'s website for additional information about the Debtor. The "Post-Confirmation Management" section, at pages 16-17 details who will be managing the Debtor and the shareholder structure post-confirmation. The "Tax Consequences" section at page 18 provides basic tax information about the potential tax consequences to creditors receiving a distribution under the Plan. There were no other material tax issues known. The settlement with the IRS was reached after the filing of the Disclosure Statement and solicitation of the Plan. The settlement was filed with the Court. The settlement has no negative impact upon creditors, is consistent with the Plan and Bankruptcy Code, and actually benefits creditors as the IRS general Unsecured Claim is being paid outside the Plan by a non-Debtor entity. The IRS general Unsecured Claim is therefore not diluting the distribution to other general unsecured creditors. Accordingly, the Debtor's Disclosure Statement did provide adequate information in accordance with the standard espoused by Bankruptcy Code ss. 1125(a). The Bankruptcy Court's fact finding to the contrary is clearly erroneous.

         The Bankruptcy Court's claim that more disclosure is required on the "fact that insiders will receive the majority of the shares of the reorganized Debtor" is simply wrong and unsupported by the record. Exhibit D to the
Disclosure Statement contains a chart depicting the distribution of post-confirmation shares of the Debtor. It is clear that the vast majority of the shares were to be issued to creditors and the new lender. To the extent the

Bankruptcy Judge believed either the Trust or Mr. Agron were insiders he was very mistaken. The Trust and Mr. Agron are identified as lenders and creditors throughout the Disclosure Statement and Plan. The only insider receiving shares of stock is Mr. Korn who will receive 5%, hardly a majority. The term insider is defined in the Bankruptcy Code at ss. 101(31) while the term includes officers, directors and persons in control, it doesn't include creditors or shareholders.

         The Bankruptcy Court completely ignored the recent amendments to the Bankruptcy Code, ss. 1125(f) that address the "small business case". ss. 1125(f) in addition to providing for the conditional approval of a disclosure statement, provides that the "court may determine that the plan itself provides adequate information and that a separate disclosure statement is not necessary. ss.
1125(f)(1). This lends further support to the position that disclosure is a fluid and relative concept to be tailored to the particulars of each case.

                          THE PLAN SHOULD BE CONFIRMED

         The standard for confirmation of a plan is set forth in Bankruptcy Code ss. 1129(a). The evidence in this case established that each of the elements of
Section 1129(a) is satisfied, including that the Debtor has complied with its obligations under Chapter 11 and the Debtor has proposed the Plan in good faith. The Plan is feasible, as the Debtor did restart operations in October, 2006, has prospects with existing business, and the individuals operating the Debtor have over 65 years of combined experience with sales and marketing, finance and operations in the medical device field. The Debtor has a line of credit in place to fund ongoing operations. The Debtor has a current business around which to reorganize. Creditors are receiving value under the Plan. Without the reorganization, unsecured creditors will receive nothing.

         The Bankruptcy Court also raises issue, in dictum, that the Plan may not be confirmable if the Plan seeks to avoid the securities laws. Transcript at page 39. As explained by the United States Trustee at the confirmation hearing, the securities agencies of the federal government are charged with objecting to plans of reorganization that seek to avoid the securities laws. Transcript at page 8. The Debtor served all applicable pleadings, including the Plan and Disclosure Statement, upon the State Attorney General, the Securities Divisions, and the SEC. Transcript at page 6. No governmental agency filed an objection to confirmation of the Plan. To the extent the Court was concerned about adequate disclosure for the purposes of securities laws, the SEC or a governmental unit is the only party with the statutory ability to challenge the adequacy of disclosure. 11 U.S.C. ss. 1129(d). The lack of such an objection demonstrates that the Plan and disclosure do not violate the securities laws and there is no basis for the Court to deny confirmation on this basis.

         Since the Debtor's Plan complies with the provisions of Chapter 11 and was filed in accordance with 11 U.S.C. ss. 1121(e), it was mandatory that the Court confirm the Plan within 45 days of the date it was filed. 11 U.S.C. ss. 1129(e). This provision of the Bankruptcy Code requires that in a "small business case, the court shall confirm a Plan that complies with the applicable provisions of this title". ss. 1129(e).

                                  V. CONCLUSION

         The Bankruptcy Court's Order denying final approval of the Disclosure Statement and denying confirmation of the Plan was based on clearly erroneous fact findings, unsupported by the record and erroneous legal conclusions. This Court should reverse the Bankruptcy court and enter an Order approving the Disclosure Statement on a final basis and confirming the Plan.



DATED:  February 14, 2007

                                         Respectfully submitted,


                                         /s/Lee M. Kutner
                                         ---------------------------
                                         Lee M. Kutner, #10966
                                         Aaron A. Garber, #36099
                                         KUTNER MILLER BRINEN, P.C.
                                         303 East 17th Avenue, Suite 500
                                         Denver, CO 80203
                                         Telephone: (303) 832-2400
                                         Telecopy: (303) 832-1510
                                         Email: lmk@kutnerlaw.com
                                                -----------------










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
================================================================================



                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF COLORADO

IN RE:                                    )
                                          )        Case No. 06-18117-ABC
SPARTA SURGICAL CORPORATION               )
                                          )        Chapter 11
     Debtor.                              )

                                NOTICE OF APPEAL

         Sparta Surgical Corporation, appeals under 28 U.S.C. ss 158(a)(1) or
(a)(3) from the Order denying Final Approval under 11 U.S.C. Section 1125 of the Debtor's Disclosure Statement and denying confirmation of the Debtor's Chapter 11 Plan of Reorganization entered on the 19th day of December, 2006. The names of the parties attending the hearing at which the Order appealed from was entered and the names, addresses, and telephone numbers of their respective attorneys are as follows:

      Debtor/Appellant:       Sparta Surgical Corporation
      Attorneys:              Lee M. Kutner #10966
                              Kutner Miller, P.C.
                              303 East 17th Avenue, Suite 500
                              Denver, CO 80203

      Parties-in-Interest:    Internal Revenue Service   United States Trustee
      Attorneys:              Michael Lloyd #20233       Leo Weiss #15294
                              1244 Speer Blvd.           999 - 18th Street
                              Suite 500                  Suite 1551
                              Denver, CO 80204           Denver, CO 80202

DATED: December 27, 2006                   Respectfully submitted,


                                           By:
                                           ------------------------------------
                                              Lee M. Kutner #10966

                                              KUTNER MILLER, P.C.
                                              303 East 17th Avenue, Suite 500
                                              Denver, CO 80203
                                              Telephone: (303) 832-2400
                                              Telecopy: (303) 832-1510

                             CERTIFICATE OF MAILING

         I do hereby certify that on this _____ day of December, 2006, a true and correct copy of the foregoing NOTICE OF APPEAL was deposited in the United States mail, postage prepaid, addressed to the following:


Leo Weiss, Esq.

United States Trustee
999 - 18th Street
Suite 1551
Denver, CO 80202

Michael Lloyd, Esq.
Internal Revenue Service
1244 Speer Blvd.
Suite 500
Denver, CO 80204




------------------------------------------
Vicky L. Martina











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